PAGE 1

                                                                        EX-7.1
















         CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
           FOR THE DECEMBER 26, 1996 DISTRIBUTION DATE

               CSXT Trade Receivables Master Trust
       5.05% Trade Receivables Participation Certificates,
                          Series 1993-1
































                              - 1 -



       PAGE 2

               CSXT TRADE RECEIVABLES MASTER TRUST
               Monthly Distribution Date Statement
                          Series 1993-1
               CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS
---------------------------------

Initial Pool Balance                                 542,490,000
Initial Invested Amount                              200,000,000
Required Net Series Pool Balance                     239,993,384
Original Investor Allocation Percentage                   44.24%
Certificate Rate                                           5.05%
Servicing Fee (Per Annum)                                  0.25%
Original Required Available Subordinated Amount       36,658,384
Purchaser Adjusted Invested Amount (PAIA)            130,000,000

MONTHLY ACTIVITY
----------------

Total Pool Collections                               393,722,200
Total New Receivables Sold To Trust (New Invoices)   412,225,000
Dilutions                                              5,798,000
Defaulted Receivables (91 days +)                      1,986,000
Total Pool Recoveries                                          0
Investment Proceeds for Due Period                             0
Interline Payables                                   156,764,000
Overconcentration Amount                                       0
Receivables Not Eligible                                       0
Miscellaneous Payments (Adjustment Payments +
  Transfer Deposit Amounts)                                    0
Monitored Receivables                                 53,136,000
Additions to Monitored Receivables                    10,278,000
Collections of Monitored Receivables                  12,941,000
Total Charged-Off Receivables                             82,000
Purchaser Adjusted Invested Amount                   125,000,000
Reassigned Receivables                                         0

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
---------------------------------------------------------------

Series 1993-1 Certificate Rate                             5.05%
Servicing Fee                                              0.25%

Average Days Sales Outstanding                              48.1
Monthly Payment Rate                                      62.35%
Yield Reserve                                          3,000,000
Fee Reserve                                              133,658







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       PAGE 3

INPUTS FROM PREVIOUS SERVICER REPORT
------------------------------------

Ending Pool Balance                                  631,490,000
Interline Payables                                   161,874,000
Outstanding Balance                                  469,616,000
Ending Net Receivables Pool Balance                  423,566,000
Ending Series 1993-1 Invested Amount                 200,000,000
Ending Series 1993-1 Available Subordinated Amount    44,655,800
Ending Deferred Monthly Servicing Fee                          0
Ending Interest Shortfall + Additional Interest                0
Unallocated Collections                                        0
Principal Funding Account Balance                              0
Ending Purchaser Adjusted Invested Amount (PAIA)     125,000,000
Ending Series Adjusted Invested Amount               244,655,800

Yield Reserve                                          3,000,000
Fee Reserve                                              129,265

Accumulation Period (Y=1;N=2)                                  2
Early Amortization Period (Y=1;N=2)                            2

DELINQUENCY DATA (As of 11/30/96)
--------------------------------
                                              %    Dollar Amount
                                            ------ -------------
1-30 Days From Invoice                      97.05%   625,121,000
31-60 Days From Invoice                      2.23%    14,393,000
61-90 Days From Invoice                      0.41%     2,613,000
91-120 Days From Invoice                     0.13%       824,000
121-150 Days From Invoice                    0.07%       472,000
151-180 Days From Invoice                    0.03%       163,000
181-210 Days From Invoice                    0.02%       131,000
211-240 Days From Invoice                    0.01%        60,000
Greater Than 240 Days From Invoice           0.05%       336,000
                                           -------   -----------
       Total                               100.00%   644,113,000
                                           -------   -----------
CERTIFICATE REPORTING DATES
---------------------------

Determination Date                                     23-Dec-96
Distribution Date                                      26-Dec-96
Due Period                                                Nov-96
Series 1993-1 Period Number                                   38
Last Day of Preceding Due Period                       30-Nov-96









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       PAGE 4

ALLOCATION PERCENTAGES
----------------------

Beginning Invested Amount                            200,000,000
Series Adjusted Invested Amount (SAIA)               244,655,800
Purchaser Adjusted Invested Amount (PAIA)            125,000,000
Trust Adjusted Invested Amount (TAIA)                369,655,800

Series Allocation Percentage (SAIA/TAIA)                  66.18%
Investor Allocation Percentage                            88.39%
Investor Ownership Percentage                             31.67%
Seller Ownership Percentage                               68.33%

COLLECTIONS
-----------

Total Pool Collections                               393,722,000
Pool Recoveries                                                0
Total Available Collections                          393,722,000

Series Allocable Collections
  (SAP * Total Available Collections)                260,583,956
Series Allocable Miscellaneous Payments                        0
Available Investor Collections                       230,326,399
Monthly Interest Due                                     841,667
Monthly Interest Paid                                    841,667
Remaining Available Collections                      229,484,732
Beginning Interest Shortfall + Additional
  Interest Due                                                 0
Beginning Interest Shortfall + Additional
  Interest Paid                                                0
Remaining Available Collections                      229,484,732
Ending Unpaid Interest Shortfall                               0

Certificateholders' Monthly Servicing Fee                 62,120
Withdrawal                                                62,120
Remaining Available Collections                      229,422,612
Beginning Deferred Monthly Servicing Fee                       0
Withdrawal                                                     0
Remaining Available Collections ("Monthly Principal")229,422,612
Ending Deferred Monthly Servicing Fee                          0

Charged-Off Amount                                        82,000
Investor Allocable Charged-Off Amount                     25,970
Withdrawal                                                25,970
Remaining Available Collections                      229,396,641


Investor Charge-Off Shortfall                                  0

Deficiency Amount                                              0
Available Subordination Draw Amount                            0
Remaining Investor Charge-Off Shortfall                        0


                              - 4 -



       PAGE 5

POOL BALANCE
------------

Beginning Pool Balance                               631,490,000
Collections                                         (393,722,000)
New Receivables                                      412,225,000
Dilutions                                             (5,798,000)
Charged-Off Receivables                                  (82,000)
Ending Pool Balance                                  644,113,000
Interline Payables                                  (156,764,000)
Ending Outstanding Balance                           487,349,000
Ending Net Receivables Pool Balance                  432,227,000
Ending Net Series Pool Balance                       286,068,398

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Subordination Percentage (Current Due Period)             19.37%

Beginning Available Subordinated Amount               44,655,800
Required Subordination Draw Amount                             0
Invested Amount                                                0
Ending Available Subordinated Amount                  48,046,633
Yield Reserve                                          3,000,000
Fee Reserve                                              133,658
Initial Invested Amount-Invested Amount                        0
Required Net Series Pool Balance                     251,180,291

NEW ALLOCATION PERCENTAGES
--------------------------

Ending Invested Amount                               200,000,000
Ending Series Adjusted Invested Amount (SAIA)        248,046,633
Ending Purchaser Adjusted Invested Amount (PAIA)     125,000,000
Ending Trust Adjusted Invested Amount (TAIA)         373,046,633

Ending Series Allocation Percentage (SAIA/TAIA)           66.49%
Ending Investor Allocation Percentage                     87.40%
Ending Investor Ownership Percentage                      31.05%
Ending Seller Ownership Percentage                        68.95%

CURRENT DUE PERIOD DILUTION AND MONITORED
  RECEIVABLES PERCENTAGES
-----------------------------------------

A. Dilution Percentage                                      .90%

B. Monitored Receivables (As a Percentage of Pool Balance)
     Additions to Monitored Receivables                    1.60%
     Collections of Monitored Receivables                  2.01%
                                                           -----
     Net Additions (Reductions) to Monitored Receivables  -0.41%



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       PAGE 6

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                 0
Beginning Investor Charge-Offs per $1,000 Certificate       0.00
Additional Investor Charge-Offs                                0
Additional Investor Charge-Offs per $1,000 Certificate      0.00

Reimbursements:
 Reinstatement of Investor Certificates                        0
 Reinstatement of Investor Certificates per
   $1,000 Certificate                                       0.00

Ending Investor Charge-Offs                                    0
Ending Investor Charge-Offs per $1,000 Certificate          0.00

AMORTIZATION EVENTS
-------------------
(Yes=1; No=2)
                                                             Y/N
                                                             ---
 1. Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days    2
 2. Breach of representation or warranty not corrected for
    30 days                                                    2
 3. Bankruptcy, insolvency or receivership of Seller or CSXT   2
 4. Trust is deemed an "Investment Company"                    2
 5. CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account       2
 6. Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                    2
 7. Any Series 1993-1 Servicer Default                         2
 8. Termination Notice delivered to Servicer                   2
 9. Invested Amount of Series not paid in full on Expected
    Final Payment Date                                         2
10. Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                   2

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-----------------------------------------------

Investor Allocable Charged-Off Amount                     25,970
Investor Recoveries                                            0
Aggregate Investor Allocable Charged-Off Amount           25,970
Aggregate Investor Allocable Charged-Off Amount as a
 Percentage of Ending Series Invested Amount               0.01%
Loss Reserve                                          26,000,000








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       PAGE 7

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
---------------------------------------------


Calculation of Subordination Percentage


A.  Subordination Percentage Floor                        13.00%


B.  I.  Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling average
            for prior 12 due periods                       1.20%
        (b) Dilution Percentage (5*B.I.(a))                6.00%

   II.  Delinquencies
        (a) Delinquency Ratio-Greatest 3-month rolling average
            for prior 12 Due Periods                       0.04%
        (b) Delinquency Percentage (7.5*B.II.(a))          0.29%

  III.  Monitored Receivables
        (a) Monitored Receivables Ratio-Greatest 3-month
            rolling average for prior 12 Due Periods       1.53%
        (b) Monitored Receivables Percentage(7.5*B.III.(a))11.51%

   IV.  Loss Percentage (B.II.+B.III.)                    11.80%

    V.  Sum of Dilution and Loss Percentages (B.I.+B.IV.) 17.80%


C.  I.  Alternate Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling average
            for prior 12 Due Periods                       1.20%
        (b) Alternate Dilution Percentage (4*C.I.(a))      4.80%

   II.  Alternate Delinquencies
        (a) Alternate Delinquency Percentage               0.40%

  III.  Alternate Monitored Receivables
        (a) Alternate Monitored Receivables Percentage    14.17%

   IV.  Alternate Loss Percentage (C.II.+C.III.)          14.57%

    V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                      19.37%


D.  Subordination Percentage (Greatest of A.,
     B.V., or C.V.)                                       19.37%






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       PAGE 8

POOL FACTOR
-----------

Beginning Invested Amount                            200,000,000
Ending Invested Amount                               200,000,000
Pool Factor                                            1.0000000

ALLOCATION OF COLLECTIONS TO PRINCIPAL
--------------------------------------

Total Collections                                    393,722,000

Available Investor Collections                       229,396,641
Monthly Principal                                              0
Available Principal Collections                      229,396,641


I.  Revolving Period:
    Unallocated Collections                                    0
    Amounts Paid to Seller (Seller's Interest)       229,396,641

II. Accumulation Period/Early Amortization Period:
    Controlled Accumulation Amount                             0
    Controlled Deposit Amount                                  0
    Monthly Principal Deposited into Principal Funding Account 0
    Excess Collections                                         0
    Excess Collections Paid To Seller                          0
    Beginning Principal Funding Account Balance                0
    Deposits to Principal Funding Account                      0
    Ending Principal Funding Account Balance                   0

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total Amount Distributed                              841,666.67
Total Amount Allocable to Interest                    841,666.67
Total Amount Allocable to Interest per
  $1,000 of Certificates                                    4.21
Total Amount Allocable to Principal                         0.00
Total Amount Allocable to Principal per
  $1,000 of Certificates                                    0.00

Pool Factor                                            1.0000000












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       PAGE 9

SERIES 1993-1 INVESTED AMOUNT
-----------------------------

Beginning Invested Amount                            200,000,000
Additional Investor Charge-Offs                                0
Reimbursement of Investor Charge-Offs                          0
Unallocated Collections                                        0

Invested Amount Before Principal Amortization        200,000,000

Principal on Deposit in Principal Funding Account              0
Ending Invested Amount                               200,000,000


Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date           841,667




I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the best of my knowledge.



                                           /s/ JAMES FEESER
                                           ---------------------
                                           James Feeser
                                           Assistant Controller

























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       PAGE 10

               CSXT TRADE RECEIVABLES MASTER TRUST
               -----------------------------------

         Certificateholders' Distribution Date Statement
                          Series 1993-1
               CSX Transportation, Inc. (Servicer)

       Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  December 26, 1996

Due Period:  November 1, 1996 through November 30, 1996


POOL COLLECTIONS
----------------

  Aggregate amount of Collections                $393,722,000.00

  Pool Balance as of the last day of the
    preceding Due Period                         $644,113,000.00


ALLOCATION PERCENTAGES
----------------------

  Series 1993-1 Allocation Percentage                     66.18%

  Investor Allocation Percentage                          88.39%

  Investor Ownership Percentage                           31.67%











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       PAGE 11

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

  Total amount distributed to Certificateholders $    841,666.67

  Total amount distributed to Certificateholders
    allocable to Interest                        $    841,666.67
  Total amount distributed allocable to Interest
    per $1,000 of Certificates                   $          4.21

  Total amount distributed to Certificateholders
    allocable to Principal                       $          0.00
  Total amount distributed allocable to Principal
    per $1,000 of Certificates                   $          0.00

  Pool Factor                                          1.0000000


CERTIFICATE INVESTED AMOUNTS
----------------------------

  Series 1993-1 Invested Amount
    Amounts on deposit in the Principal Funding Account$          0.00

    Outstanding balance of the Series 1993-1 Certificates
      (after giving effect to all distributions to occur
       on the Distribution Date)                 $200,000,000.00


INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-------------------------------------

  Investor Allocable Charged-Off Amount for the Due Period$     25,970.00


SUBORDINATION PERCENTAGE
------------------------

  Subordination Percentage for the Current Due Period     19.37%

  Ending Available Subordinated Amount            $48,046,632.77














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       PAGE 12

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

  Beginning Investor Charge-Offs                 $          0.00
  Beginning Investor Charge-Offs per
    $1,000 Certificate                           $          0.00

  Additional Investor Charge-Offs                $          0.00
  Additional Investor Charge-Offs per
    $1,000 Certificate                           $          0.00

  Reimbursements:
    Reinstatement of Investor Certificates       $          0.00
    Reinstatement of Investor Certificates per
      $1,000 Certificate                         $          0.00

  Ending Investor Charge-Offs                    $          0.00
  Ending Investor Charge-Offs per
    $1,000 Certificate                           $          0.00


POOL BALANCES
-------------

  Pool Balance as of the last day of the preceding
    Due Period                                   $644,113,000.00

  Ending Net Receivables Pool Balance            $432,227,000.00

  Ending Net Series Pool Balance                 $286,068,397.86

























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